Exhibit 99.1

AMENDED AND RESTATED

OFFICERS’ AND KEY EMPLOYEES’
SEVERANCE PLAN OF
STONERIDGE, INC.

Article 1

Introduction

1.1           STONERIDGE, Inc. (“STONERIDGE”) hereby establishes this Amended and Restated Officers’ and Key Employees’ Severance Plan of STONERIDGE, Inc. (“Plan”), effective as of May 9, 2017, to provide salary continuation, and welfare benefit continuation (collectively, the “Severance Benefits”) to eligible officers and key employees of STONERIDGE (a) whose employment is involuntarily terminated and (b) who satisfy all Plan requirements for the receipt of Severance Benefits.

1.2           While the term of this Plan is indefinite, STONERIDGE as the Plan Sponsor reserves the right to amend, modify or terminate this Plan without notice; provided, however, any such amendment, modification or termination shall not adversely affect an Eligible Executive’s (as defined in Section 2.1) right to Severance Benefits if all conditions in Article 2 are satisfied at the time of the proposed amendment, modification or termination. No benefits shall be provided hereunder to such Eligible Executive to the extent he or she receives benefits under a separate employment agreement or other plan, as further described under Section 4.7. Lastly, nothing herein shall be deemed to modify the at-will employment status of any STONERIDGE Eligible Executive who is not subject to a specific employment agreement.

1.3           STONERIDGE intends to pay the Severance Benefits provided hereunder from the general assets of STONERIDGE; however, STONERIDGE reserves the right to fund and provide all or part of the Severance Benefits hereunder through one or more welfare trusts.

1.4           Information regarding the Plan, its claims procedures and employees’ rights under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), are included as Section 4.4 and Articles 5 and 6.

1.5           This Plan shall be administered, in all respects, by the Compensation Committee of the Board of Directors of STONERIDGE or its adopted designee (the “Committee”), including sole responsibility for and absolute discretionary authority in determining eligibility to participate in this Plan, eligibility for benefits under the Plan, interpreting Plan terms, and resolving disputes under the Plan.

1.6           As used herein, the following terms shall have the following meanings:

(a)            Affiliate: For purposes of this Plan, an “Affiliate” shall mean any corporation which would be defined as a member of a “controlled group of corporations” within the meaning of Code Section 414(b) which includes STONERIDGE or any business organization which would be defined as a trade or business (whether or not incorporated) which is under “common control” within the meaning of Code Section 414(c) with STONERIDGE but, in each case, only during periods any such corporation or business organization would be so defined. This definition shall be modified for purposes of the definition of “Separation from Service” by the modification described in Treasury Regulation 1.409A-1(h).

(b)          Board: For purposes of this Plan, the “Board” shall mean STONERIDGE’s Board of Directors.

(c)           Cause: For the purposes of this Plan, “Cause” shall mean:

(i)        intentional misappropriation of funds from STONERIDGE;

(ii)      conviction for a felony;

(iii)    commission of a crime or act or series of acts involving moral turpitude;

(iv)    commission of an act or series of acts of dishonesty that are materially inimical to the best interests of STONERIDGE;

(v)      breach of any material term of such Eligible Executive’s employment agreement or employment obligations;

(vi)    willful and repeated failure to perform the duties associated with the Eligible Executive’s position, which failure has not been cured within thirty (30) days after STONERIDGE gives notice thereof to the Eligible Executive; or

(vii)  failure to cooperate with any STONERIDGE investigation or with any investigation, inquiry, hearing or similar proceedings by any governmental authority having jurisdiction over the Eligible Executive or STONERIDGE.

(d)          Code: For purposes of this Plan, “Code” shall mean the Internal Revenue Code of 1986, as amended and any lawful regulations or other lawful guidance promulgated thereunder. Whenever a reference is made herein to a specific Code Section, such reference shall be deemed to include any successor Code Section having the same or a similar purpose.

(e)           Change in Control: For purposes of this Plan, “Change in Control” shall mean the occurrence of any of the following events:

(i)        the Board of Directors or shareholders of STONERIDGE approve a consolidation or merger that results in the shareholders of STONERIDGE immediately prior to the transaction giving rise to the consolidation or merger, owning less than 50% of the total combined voting power of all classes of equity securities entitled to vote of the surviving entity immediately after the consummation of the transaction giving rise to the merger or consolidation;

(ii)      the Board of Directors or shareholders of STONERIDGE approve the sale of substantially all of the assets of STONERIDGE or the liquidation or dissolution of STONERIDGE;

(iii)    any person or other entity (other than STONERIDGE or a subsidiary of STONERIDGE or any STONERIDGE employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) purchases any common shares (or securities convertible into common shares) pursuant to a tender or exchange offer without the prior consent of the Board or becomes the beneficial owner of securities of STONERIDGE representing 35% or more of the voting power of STONERIDGE’s outstanding securities; or

(iv)    during any period of two consecutive calendar years, individuals who at the beginning of such period constituted STONERIDGE’s Board (together with any new directors whose (x) election by STONERIDGE’s Board or (y) nomination for election by STONERIDGE’s shareholders was (prior to the date of the proxy or consent solicitation relating to such nomination) approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the directors then in office.

(f)            Director: For purposes of this Plan, a “Director” shall mean a member of the Board of Directors.

(g)           Involuntary Separation from Service: For purposes of this Plan, an “Involuntary Separation from Service” shall mean a Separation from Service due to the independent exercise by STONERIDGE (or any successor company) of the unilateral authority to terminate the Eligible Executive’s services, other than due to the Eligible Executive’s implicit or explicit request, where the Eligible Executive was willing and able to continue performing services.

(h)           Separation from Service: For purposes of this Plan, a “Separation from Service” shall mean the Eligible Executive’s termination from employment with STONERIDGE and all Affiliates on account of the Eligible Executive’s death, retirement or other termination of employment, as determined in accordance with Section 409A of the Code. An Eligible Executive will not be deemed to have experienced a Separation from Service if on military leave, sick leave or other bona fide leave of absence, to the extent such leave does not exceed a period of six months or, if longer, such longer period of time as is protected by either statute or contract. An Eligible Executive will not be deemed to have experienced a Separation from Service if the Eligible Executive provides continuing services that average more than 20 percent of the services provided by the Eligible Executive to STONERIDGE or its Affiliates (whether as an employee or an independent contractor) during the immediately preceding 36-month period of services (or the full period of services to STONERIDGE and its Affiliates, if the Eligible Executive has provided services to STONERIDGE or its Affiliates for less than 36 months). If an Eligible Executive provides services both as an employee and as an independent contractor of STONERIDGE, the Eligible Executive must cease providing services both as an employee and as an independent contractor to be treated as having experienced a Separation from Service. If an Eligible Executive ceases providing services as an independent contractor and begins providing services as an employee, or vice versa, the Eligible Executive will not be considered to have a Separation from Service until the Eligible Executive has ceased providing services in both capacities. If an Eligible Executive provides services both as an employee of STONERIDGE and as a member of the Board of Directors, the services provided as a Director are not taken into account in determining whether the Eligible Executive has a Separation from Service under this Plan unless it is aggregated with any plan in which the Eligible Executive participates as a Director under Section 409A of the Code.

Article 2

Eligibility For Severance Benefits

2.1         Eligibility: A STONERIDGE officer or other key employee must satisfy all of the following conditions of this Plan in order to be eligible for Severance Benefits under this Plan:

(a)                STONERIDGE must have designated such officer or key employee as a person eligible to receive severance benefits by listing him or her on Exhibit A. Such designation shall be at the sole and complete discretion of STONERIDGE, and status as a STONERIDGE officer or key employee alone shall not include the right to participate in this Plan;

(b)               The designated officer or key employee must experience an Involuntary Separation from Service from STONERIDGE prior to a Change in Control for reasons other than (i) Cause, or (ii) following a leave of absence exceeding six months and without a return to active employment.

An officer or key employee who satisfies the foregoing conditions shall be deemed to be an “Eligible Executive” under the Plan.

Article 3

Severance Benefits

3.1         Salary Continuation: Subject to the terms of this Plan, an Eligible Executive shall be provided salary continuation for 12 months after the effective date of the Involuntary Separation from Service, payable (assuming the Code Section 409A Severance Limit described in Section 3.3 is not exceeded) in accordance with normal payroll practices, commencing on a date selected by the Plan Administrator which is not later than 60 days following the date of the Eligible Executive’s Separation from Service and subject to normal tax withholding. Notwithstanding the foregoing to the contrary, the Plan Administrator shall not be required to commence payments until it receives the release required pursuant to Section 3.4 and it becomes irrevocable. In the event that the total amount of Severance Benefits provided pursuant to this Article 3 exceeds the Code Section 409A Severance Limit described in Section 3.3, salary continuation benefits shall be payable in accordance with the Alternate Payment Timing provisions of Section 3.3. The Eligible Executive’s right to a series of installment payments under this Section shall be treated as a right to a series of separate payments as provided in Treasure Regulation Section 1.409A-2(b)(2)(iii).

3.2         Benefit Continuation: Subject to the terms of this Plan, an Eligible Executive shall receive medical, dental and life insurance benefit continuation for 12 months after the effective date of the Separation from Service. For medical and dental benefit continuation, such benefit continuation shall be pursuant to COBRA and shall be at the same levels elected prior to the Eligible Executive’s Separation from Service, and STONERIDGE will pay (or reimburse, as applicable) any required medical and dental benefit contribution premiums on behalf of the Eligible Executive during this 12-month period at the same level as they were payable by STONERIDGE immediately prior to the Separation from Service. After such period, the Eligible Executive will be eligible for medical and dental benefit continuation under COBRA for the balance of the applicable COBRA period, subject to payment of COBRA rates by the Eligible Executive without reimbursement by STONERIDGE. For life insurance benefit continuation, STONERIDGE will pay any required benefit contributions on behalf of the Eligible Executive during the initial 12-month period; provided, however, that such required premium contributions will not be paid by STONERIDGE for six months following Separation from Service (at which time all required premium contributions during such six-month period shall be reimbursed to the Eligible Executive in a single lump sum payment on the day which is six months and one day following such Separation from Service). The Eligible Executive shall be responsible for paying any required benefit contributions during the six-month period immediately following his or her Separation from Service with respect to any benefits that are considered to provide for a deferral of compensation (as determined under Section 409A of the Code), including, without limitation, continuation of life insurance benefits. Failure to pay such required benefit contributions during such period shall result in forfeiture of the applicable benefits. Upon Separation from Service, the Eligible Executive’s rights, if any, to participate in any other STONERIDGE pension and welfare benefit plans not specifically addressed in this Plan shall be governed by the terms of those pension and welfare plans.

3.3         Alternative Payment Timing: In the event that (a) the aggregate amount of Severance Benefits provided under Sections 3.1 exceeds two times the lesser of (i) the Eligible Executive’s annualized compensation for the preceding calendar year (or the current calendar year if the Eligible Executive did not have compensation from STONERIDGE or an Affiliate during the preceding calendar year), or (ii) the limit on compensation set forth in Section 401(a)(17) of the Code (the “Section 409A Severance Limit”), any payments in excess of the Section 409A Severance Limit shall be considered a separate benefit and no portion of such separate benefit shall be paid prior to the day which is six months and one day following the Eligible Executive’s Separation from Service. The aggregate of the payments comprising such unpaid amount (the “Section 409A Severance Reduction Amount”) shall be paid to the Eligible Executive in a single lump sum payment on the day which is six months and one day following his or her Separation from Service.

3.4         Required Release: Notwithstanding the foregoing to the contrary, benefits described under this Section 3 shall not be provided to any Eligible Executive unless such Eligible Executive has executed and delivered to STONERIDGE a release, in form and substance reasonably satisfactory to STONERIDGE and similar to Exhibit B attached hereto.

Article 4

General Provisions

4.1         Other Plans:

(a)                Benefits received under this Plan will not be included in compensation or earnings for purposes of determining benefits, including pension benefits, under any other employee benefit plan of STONERIDGE.

(b)               Except as otherwise provided in this Plan, payment of benefits under this Plan will not adversely affect an Eligible Executive’s rights under any other employee benefit plan of STONERIDGE. An Eligible Executive’s rights under all other STONERIDGE pension or welfare benefit plans shall be governed by the terms of the plans in effect at the time of the Eligible Executive’s Separation from Service with STONERIDGE.

4.2         No Rights to Employment: Nothing herein, or in any other agreement offered or executed hereunder, or in oral discussions regarding this Plan, shall constitute a commitment for employment for any specified duration, or be deemed to limit STONERIDGE’s right or power to terminate the employment of any Eligible Executive.

4.3         No Right to Transfer or Assign Benefits: Benefits under this Plan are intended for the exclusive benefit of Eligible Executives (and their dependents and beneficiaries to the extent applicable). Present and future benefits cannot be subjected to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge (except as required by law), and any attempt to do so is null and void.

4.4         Plan Administration:

(a)                The Plan constitutes an employee welfare benefit plan as defined in ERISA. The Plan Administrator for the Plan is the Compensation Committee of the Board of Directors of STONERIDGE, Inc., Stoneridge, Inc., 39675 MacKenzie Drive, Suite 400, Novi, Michigan, 48377 (the “Committee”).

(b)               Legal matters, including service of process, relating to the Plan should be addressed to STONERIDGE, Inc. Corporate Secretary at the address shown above.

(c)            Records for the Plan are kept on a plan year basis, beginning January 1 and ending the following December 31.

(d)            For government reporting purposes, the Employer Identification Number for STONERIDGE is 34-1598949. In addition, the Plan is identified by the following official name and plan number:

Corporate Officers’ and Key Employee’s Severance Plan of STONERIDGE, Inc. Plan Number: 502.

This Plan name and number should be used in any formal correspondence relating to the Plan.

4.5         Severability: Any term or provision of this Plan which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such invalidity or unenforceability without thereby rendering invalid or unenforceable the remaining terms and provisions hereof or affecting the validity or enforceability of any of the terms or provisions of this Plan in any other jurisdiction.

4.6         Code Section 409A Compliance: This Plan is intended to be operated in compliance with the provisions of Section 409A of the Code. In the event that any provision of this Plan fails to satisfy the provisions of Section 409A of the Code, then such provision shall be reformed so as to comply with Section 409A of the Code and to preserve as closely as possible the intention of STONERIDGE in maintaining the Plan, to the extent practicable; provided that, in the event it is determined not to be feasible to so reform a provision of this Plan as it applies to a payment or benefit due to an Eligible Executive or his or her beneficiary(ies), such payment shall be made without complying with Section 409A of the Code.

4.7         Non-duplication of Benefits: To the extent, and only to the extent, a payment or benefit that is to be paid or provided under Article 3 of this Plan has been or will be paid or provided for the same purpose and is payable at the same time and in the same manner as under this Plan under the terms of another applicable plan, program, agreement or arrangement, including, without limitation, any employment agreement with the Eligible Executive, then the payment under this Plan shall be deemed to have been satisfied by the payment made or benefit(s) provided under such other applicable plan, program, agreement or arrangement, and under no circumstances shall the Eligible Executive be eligible for duplicate, overlapping or cumulative payments or benefits. If this Section is applicable and the other plan, program, agreement or arrangement contains similar language which indicates that the like payments shall be made under this Plan rather than that plan, program, agreement or arrangement, the Committee shall resolve the issue so that the Eligible Executive is paid under one but not both arrangements.

Article 5

Claims Procedure

5.1         Claim:

(a)                An Eligible Executive need not present a formal claim in order to qualify for rights or benefits under this Plan. However, if STONERIDGE fails to provide any benefit to which an Eligible Executive is entitled hereunder or if any Eligible Executive believes (i) that the Plan is not being administered or operated in accordance with its terms, (ii) that fiduciaries of the Plan have breached their duties, or (iii) that his or her own legal rights are being violated with respect to the Plan (a “claimant”), the claimant must file a formal written claim for benefits under the procedures set forth in this Article 5 and utilizing such forms and in such manner as the Plan Administrator shall prescribe. The procedures in this Article 5 shall apply to all claims that any person has with respect to the Plan, including claims against fiduciaries and former fiduciaries, except to the extent the Plan Administrator determines, in its sole discretion, that it does not have the power to grant, in substance, all relief reasonably being sought by the claimant.

(b)               A claim by any person shall be presented to the Committee in writing within 90 days following the date upon which the claimant (or his or her predecessor in interest) first knew (or should have known) of the facts upon which the claim is based, unless the Plan Administrator in writing consents otherwise. The Committee shall, within 90 days of receiving the claim, consider the claim and issue his or her determination thereon in writing. The Committee may extend the determination period for up to an additional 90 days by giving the claimant written notice. If the claim is granted, the benefits or relief the claimant seeks will be provided.

5.2         Denial: If the claim is wholly or partially denied, the Committee shall, within 90 days (or such longer period as described above), provide the claimant with written notice of the denial, setting forth, in a manner reasonably calculated to be understood by the claimant,

(a)                the specific reason or reasons for the denial,

(b)               specific references to pertinent Plan provisions upon which the denial is based,

(c)                a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why the additional material or information is necessary, and

(d)               a description of the Plan’s appeal procedures describing the steps to be taken by the claimant and time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA in the event of the denial of the appeal.

With the consent of the claimant, this determination period can be extended further. If the Committee fails to respond to the claim in a timely manner, the claimant may treat the claim as having been denied by the Committee.

5.3         Appeal: Each claimant may appeal in writing the Committee’s denial of a claim (in whole or in part) to the Committee within 60 days after receipt by the claimant of written notice of the claim denial, or within 60 days after such written notice was due, if the written notice was not sent. In connection with the review proceeding, the claimant or his or her duly authorized representative may review pertinent documents and may submit issues and comments in writing. The claimant may include with the appeal such documents and other information as the claimant deems reasonable. Any claims which the claimant does not in good faith pursue through the review stage of the procedure shall be treated as having been irrevocably waived.

5.4         Review Procedures: The Committee shall adopt procedures pursuant to which claims shall be reviewed and may adopt different procedures for different claims without being bound by past actions. Any procedures adopted, however, shall be designed to afford a claimant a full and fair review of his or her claim.

5.5         Final Decision: The decision by the Committee upon review of an appeal shall be made not later than 60 days after the written appeal is received by the Committee, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the appeal, unless the claimant agrees to a greater extension of that deadline.

5.6         Form: The decision by the Committee regarding the appeal following its review shall be in writing and shall be written in a manner reasonably calculated to be understood by the claimant. In the event that the appeal is denied, the decision shall include at least the following information:

(a)                the specific reason or reasons for the denial of the appeal,

(b)               specific references to pertinent Plan provisions upon which the denial is based,

(c)                a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim and appeal, and

(d)               a statement describing the procedures for voluntary dispute resolution offered by the Plan (if any) and the claimant’s right to obtain information regarding such procedures, along with a statement of the claimant’s right to bring a civil action under ERISA.

5.7         Legal Effect: To the extent permitted by law, the decision of the Committee (if no appeal thereof is made as herein provided) or the decision of the Committee, as the case may be, shall be final and binding on all parties. Any claims which the claimant does not pursue through the review and appeal stages of the procedures herein provided shall be deemed waived, finally and irrevocably. No legal action for benefits under the Plan shall be brought unless and until the claimant has exhausted his or her remedies under this Article 5. If, after exhausting the claims and appeal procedures, a claimant institutes any legal action against the Plan and/or STONERIDGE, the claimant may present only the evidence and theories which the claimant presented during the claims and appeal procedures. Judicial review of the claimant’s denied claim shall be limited to a determination of whether the denial was arbitrary and capricious based on the evidence and theories which were presented to and considered by the Committee during the claims procedure or by the Committee during the appeal procedure.

5.8         Plan Interpretation: The Plan Administrator shall administer the Plan in accordance with its terms and the intended meanings of the Plan and any other welfare or pension benefit plan of STONERIDGE. The Plan Administrator shall have the sole and absolute discretionary authority to make any findings of fact needed in the administration of the Plan.

5.9         Authority of Committee: The Committee shall have the sole and absolute discretionary authority to interpret or construe the terms of the Plan, whether express or implied, and resolve any ambiguities, including but not limited to terms governing the eligibility of Executives and the administration of the Plan, and fashion any remedy which the Committee, in its sole judgment, deems appropriate. The validity of any such finding of fact, interpretation, construction or decision shall not be afforded de novo review if challenged in court, by arbitration or in any other forum, and rather, shall be upheld unless clearly arbitrary or capricious.

5.10      Exercise of Discretion: To the extent the Plan Administrator or the Committee has been granted discretionary authority under the Plan, such fiduciary’s prior exercise of such authority shall not obligate it to exercise its authority in a like fashion thereafter.

5.11      Intent: If, due to errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations or other evidence of intent, or as determined by the Committee in its sole and exclusive judgment, the provision shall be considered ambiguous and shall be interpreted by the Plan Administrator in a fashion consistent with its intent, as determined by the Committee in its sole discretion. The Committee, without the need for Board of Directors’ approval, may amend the Plan retroactively to cure any such ambiguity.

5.12      Consistency: This Article 5 may not be invoked by any person to require the Plan to be administered in a manner which is inconsistent with its interpretation by the Committee.

5.13      Final and Binding: All actions taken and all determinations made in good faith by the Plan Administrator or by the Committee shall be final and binding upon all persons claiming any interest in or under the Plan.

Article 6

The Plan and ERISA

6.1         ERISA Requirements: “ERISA” -- the Employee Retirement Income Security Act of 1974 -- is a comprehensive law that sets standards and procedures for employee benefit plans. As a participant in the Plan, you have certain rights under ERISA.

You have the right under ERISA to receive additional information regarding the Plan. Specifically, you are entitled to:

•	Examine without charge, at the Plan Administrator’s office or upon request at your local Human Resources Department, all documents governing the Plan and a copy of the latest annual report (Form 5500 series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

•	Obtain copies of all documents governing the operation of the Plan and other Plan information upon written request to the Plan Administrator (including copies of the latest annual report (Form 5500 series) and updated summary plan description (assuming that the Plan has been updated). The Plan Administrator may make a reasonable charge for the copies.

•	Receive a summary of the Plan’s annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of the summary annual report.

6.2         Prudent Actions By Plan Fiduciaries: In addition to creating rights for participants, ERISA imposes duties upon the persons who are responsible for the operation of the Plan. The persons who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently in your interest and that of other participants and beneficiaries. No one may fire you or otherwise discriminate against you in any way to prevent you from obtaining benefits or exercising your rights under ERISA. If your claim for a benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have your claim reviewed and reconsidered. (See Article 5, above).

6.3         Enforce Your Rights: Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan Administrator and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the Plan Administrator’s control. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose and the court finds that your claim is frivolous, the court may order you to pay these costs and fees.

6.4         Assistance With Your Questions: If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest area office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory, or you may contact the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution NW, Washington, D.C. 20210. STONERIDGE supports both the spirit and letter of ERISA and is committed to assuring proper treatment and full disclosure of all pertinent information to plan participants. It is the policy of STONERIDGE that no employee will be fired or discriminated against, either to prevent him or her from obtaining benefits or for exercising his or her rights under ERISA.

This Plan, as amended and restated, supersedes and replaces the Severance Plan Officers’ and Key Employees’ Severance Plan of STONERIDGE, INC. dated October 5, 2009.

This Plan is hereby adopted and approved this 9th day of May, 2017.

STONERIDGE, Inc.

By:	/s/ Jonathan B. DeGaynor
Jonathan B. DeGaynor
President and Chief Executive Officer

EXHIBIT A

ELIGIBLE EXECUTIVES

Robert R. Krakowiak, Chief Financial Officer and Treasurer

Thomas A. Beaver, President of Global Sales

Michael D. Sloan, Vice President and President of the Control Devices Group

Anthony L. Moore, Vice President of Global Operations

Alisa A. Nagle, Chief Human Resources Officer

A-1

EXHIBIT B

RELEASE

As a condition to the payment of the benefits by STONERIDGE to Eligible Executive pursuant to this Plan, as described in Section 3.4, Eligible Executive shall deliver a signed release of claims against STONERIDGE. Such release shall be delivered to Employer no later than sixty (60) days following a Separation From Service, shall be in a form and substance satisfactory to STONERIDGE, and, if applicable, shall not be revoked by Eligible Executive, and must include the operative language substantially similar to the following:

In exchange for the payments set forth under the Corporate Officers’ and Key Employees’ Severance Plan of STONERIDGE, Inc. (“Severance Plan”), I and my heirs, personal representatives, successors and assigns, hereby forever release, remise and discharge STONERIDGE, Inc. (the “Employer”) and each of its past, present, and future officers, directors, shareholders, members, employees, trustees, agents, representatives, affiliates, successors and assigns (collectively the “Employer Released Parties”) from any and all claims, claims for relief, demands, actions and causes of action of any kind or description whatsoever, known or unknown, whether arising out of contract, tort, statute, treaty or otherwise, in law or in equity, which I now have or have had against any of the Employer Released Parties from the beginning of my employment with Employer to the date of this release, arising from, connected with, or in any way growing out of, or related to, directly or indirectly, (i) my employment by Employer, (ii) my service as an officer or key employee, as the case may be, of Employer, (iii) any transaction prior to the date of this release and all effects, consequences, losses and damages relating thereto, (iv) the services provided by me to Employer, or (v) my termination of employment with Employer under the common law or any federal, state or local statute, law, or ordinance including, but not limited to, all claims arising under the Civil Rights Acts of 1866 and 1964, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act of 1990, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1991, the Family and Medical Leave Act of 1993, the Genetic Information Nondiscrimination Act of 2008, the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), Title 4112 of the Ohio Revised Code, the wage and hour laws of Ohio and Michigan, the Elliott Larsen Civil Rights Act, the Michigan Persons with Disabilities Civil Rights Act, and all other federal, state or local laws governing employers and employees.

Notwithstanding this release of claims, I acknowledge that: (i) nothing in this release will bar, impair or affect the obligations, covenants and agreements of Employer set forth in the Severance Plan; (ii) I retain the right to file a charge of alleged employment discrimination with the Equal Employment Opportunity Commission (EEOC) or a state or local civil rights agency or to participate in the investigation of such charge filed by another person or to initiate or respond to communications with the EEOC or a state or local civil rights agency; however, I waive all rights to recover or share in any damages or monetary payment awarded under any EEOC charge or state or local civil rights agency charge or action; and (iii) I retain the right to file a charge or complaint or otherwise communicate with the Securities and Exchange Commission (SEC) or participate in any investigation or proceeding conducted by the SEC, and the release does not limit my right to receive an award for information provided to the SEC.

If the release described in this Exhibit B, as Employer may reasonably modify in its discretion, is not timely delivered by Eligible Executive to Employer or, if applicable, is timely revoked by Executive, then no payment shall be made under this Severance Plan.

B-1